Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of Southern States Bancshares, Inc. of our report dated March 14, 2025, relating to our audit of the consolidated financial statements of Southern States Bancshares, Inc., which appear in the Annual Report on Form 10-K of Southern States Bancshares, Inc. for the year ended December 31, 2024. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement and related Joint Proxy Statement/Prospectus.

Birmingham, Alabama

May 8, 2025